UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code: (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2012, UniTek Global Services, Inc. (“UniTek”) entered into Amendment No. 1 (the “Amendment”) to the Asset Purchase Agreement (the “Agreement”), dated as of March 30, 2011, by and among UniTek and Pinnacle Wireless, Inc. (“Pinnacle”), Current Flow Technologies Corporation (“CFT”), Michael Hayford, Timothy Walters, Christopher Love, Michael Rubenstein and Manny Medina. Under the Agreement, UniTek purchased substantially all of the assets of Pinnacle and CFT.

The Amendment limits the total number of shares of UniTek common stock that may be issued pursuant to the Agreement, including the shares issued as part of the initial payment of the purchase price and the shares that may be issued pursuant to the earn-out, to 3,029,856, which equals 19.99% of the shares of UniTek common stock outstanding on the date of the Agreement. The Amendment provides that in the event the limitation set forth in the preceding sentence results in a decrease in the number of shares of UniTek common stock that would otherwise be issued as part of any earn-out payment, the cash portion of such earn-out payment shall be increased by an amount equal to the dollar value, as determined in accordance in with Section 4.1.2 of the Agreement, of the shares not otherwise issued.

The Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2012, the Board of Directors (the “Board”) of UniTek elected Robert Sperry to fill the vacancy on the Board created by the resignation from the Board of Peter Brodsky, who resigned from the Board on March 29, 2012. Mr. Sperry replaces Mr. Brodsky as a member of Class II of the Board, with his term to expire at the annual meeting of UniTek’s stockholders to be held in 2013. Mr. Brodsky did not indicate any reason for his resignation or note any disagreement with UniTek on any matter relating to UniTek’s operations, policies or practices.

Mr. Sperry, 55, has been with HM Capital, a private equity firm, since February 2011. Mr. Sperry has 30 years of operating and investment experience. At HM Capital, Mr. Sperry’s primary responsibility is operating oversight and deal sourcing of the Firm’s consumer product investments. Prior to joining HM Capital Partners, Mr. Sperry had been a Partner with Brynwood Partners, a private equity firm, since 2004. He was previously affiliated with HM Capital as an operating partner when he served as COO of Metropoulos & Co. Before Metropoulos, Mr. Sperry spent 17 years with Nestle in a wide range of general management roles. Mr. Sperry is a graduate of Central Connecticut State College and has attended executive management programs at Cornell University and IMD in Geneva, Switzerland. Mr. Sperry is a director of Advanced H2O, a producer of private label bottled water and water-based beverages, and Milk Specialties Global, a manufacturer of whey and specialty dairy protein ingredients serving the sport nutrition, food manufacturing and animal nutrition end markets.

Mr. Sperry will receive compensation for his service on the Board in accordance with compensation paid to the other non-employee members of the Board. Mr. Sperry was nominated to fill the vacancy created by Mr. Brodsky’s departure by HM LLC, pursuant to its rights under its November 16, 2010 Nominating Agreement with UniTek. HM LLC nominated Mr. Brodsky to the Board prior to his election. With respect to certain transactions between UniTek and HM Capital Partners I, LP, an affiliate of HM LLC, see pages 18-20 of the 2011 Proxy Statement, which are filed herewith as Exhibit 99.2.

As indicated in UniTek’s Annual Report on Form 10-K for the year ended December 31, 2011, Kevin McClelland has been appointed UniTek’s Principal Accounting Officer. Mr. McClelland, 48, was appointed to this position on February 27, 2012. Mr. McClelland has been with UniTek as Corporate Controller since January 2009. Prior to that, Mr. McClelland was Director of Finance for Alcan Pharmaceutical Packaging from 2007 through 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Amendment No. 1 to Asset Purchase Agreement, dated as of March 28, 2012
99.2	Pages 18-20 of the 2011 Proxy Statement. (Incorporated by reference from Exhibit 99.1 to UniTek’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2011.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: April 3, 2012	By:	/s/ Ronald J. Lejman
Ronald J. Lejman Co-Manager of the Interim Office of the CEO, Chief Financial Officer and Treasurer

EXHIBIT LIST

Exhibit No.	Exhibit Title
99.1	Amendment No. 1 to Asset Purchase Agreement, dated as of March 28, 2012
99.2	Pages 18-20 of the 2011 Proxy Statement. (Incorporated by reference from Exhibit 99.1 to UniTek’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2011.)